1

    As filed with the Securities and Exchange Commission on October 22, 2003

                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  RETALIX LTD.
             (Exact name of Registrant as specified in its charter)




            Israel                                   Not Applicable
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                   Identification No.)

                                10 Zarhin Street                         43000
                                 Raanana, Israel                     (Zip Code)
                    (Address of Principal Executive Offices)

                    SECOND 1998 SHARE OPTION PLAN, AS AMENDED
                            (Full title of the plan)
                         ------------------------------

                                Retalix USA Inc.
                        6100 Tennyson Parkway, Suite 150
                               Plano, Texas 75093
                     (Name and address of agent for service)
                                 (469) 241-8400
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Adam M. Klein, Adv.
                           Goldfarb, Levy, Eran & Co.
                               2 Ibn Gvirol Street
                             Tel Aviv 64077, Israel
                              Tel: +972-3-608-9999
                              Fax: +972-3-608-9909
                              ---------------------



                         CALCULATION OF REGISTRATION FEE

============================ ====================== ========================= ====================== =====================
 Title of securities to be       Amount to be           Proposed maximum        Proposed maximum          Amount of
        registered               registered(1)      offering price per share   aggregate offering      registration fee
                                                                                      price
---------------------------- ---------------------- ------------------------- ---------------------- ---------------------
---------------------------- ---------------------- ------------------------- ---------------------- ---------------------

Ordinary Shares,  par value          737,270(2)               $18.34 (3)            $13,521,531          $ 1,713.18
NIS 1.00  per share
---------------------------- ---------------------- ------------------------- ---------------------- ---------------------
Ordinary Shares,  par value           62,730(4)                $9.01                $565,197.30          $    71.61
NIS 1.00  per share
---------------------------- ---------------------- ------------------------- ---------------------- ---------------------
Total.................               800,000                  N/A                       N/A              $ 1,784.79
============================ ====================== ========================= ====================== =====================


(1) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the registrant's Second 1998 Share Option Plan (the "Plan") also related to an aggregate of 1,500,000 shares previously registered on Form S-8 Registration Number 333-09840, an aggregate of 1,080,000 shares previously registered on Form S-8 Registration Number 333-12146, and an aggregate of 1,620,000 shares previously registered on Form S-8 Registration Number 333-14238. This Registration Statement shall also cover any additional ordinary shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's ordinary shares.
(2)  Issuable pursuant to options that have yet to be granted under the Plan.
(3) The proposed maximum offering price per share was estimated pursuant to Rule 457(h) under the Securities Act whereby the price per share was determined by reference to the average between the high and low price reported in the Nasdaq National Market on October 17, 2003, which average was $ 18.34.
(4)  Issuable pursuant to options that have been granted under the Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Retalix Ltd., an Israeli company ("Retalix"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) Retalix's annual report filed on Form 20-F for the fiscal year ended December 31, 2002, filed on June 26, 2003.

         (b) Retalix's Reports of Foreign Private Issuer on Form 6-K filed with the Commission.

         (c) The description of Retalix's Ordinary Shares, par value NIS 1.00, to be offered hereby is contained in Retalix's Registration Statement on Form 8-A filed with the Commission on June 15, 1998, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description

         All documents filed by Retalix with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Israeli Companies Law - 1999 (the "Companies Law") permits a company to exempt from liability an office holder for the breach of his or her duty of care towards the company, but not for the breach of his or her duty of loyalty. The aforementioned exemption from the breach of the duty of care can also be made in advance, if the company's articles of association include a provision permitting this.

         According to the Companies Law, a company is entitled, if its articles of association so provide, to indemnify an office holder for the following liability or expenses borne by him or her as a result of an act performed in his or her capacity as an office holder:

           (1) a financial obligation imposed upon him or her in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court; or

           (2) reasonable litigation expenses, including attorneys' fees, expended by an office holder or charged to him or her by a court, in a proceeding instituted against him or her by the company or on its behalf or by another person, or in a criminal charge from which he or she was acquitted, or in a criminal charge in which he or she was convicted of a criminal offense that does not require proof of criminal intent.

         A provision in the company's articles of association that relates to indemnification can be:

           (1) a provision authorizing the company to give an undertaking in advance to indemnify an office holder, as long as that undertaking is limited to categories of events which the board of directors deems to be foreseeable on the date of the undertaking to indemnify and limited in amount as determined by the board of directors to be reasonable under the circumstances; or

           (2) a provision that permits a company to indemnify an office holder retroactively.

           According to the Companies Law, a company is entitled to, if an appropriate provision is included in its articles of association, obtain an insurance police for the liability of an office holder for an act performed by such person in his or her capacity as an office holder with respect to:

           (1) a breach of the office holder's duty of care towards the company or another;

           (2) a breach of the office holder's duty of loyalty towards the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company; or

           (3) a financial obligation imposed upon him or her in favor of another person.

         The Companies Law provides that a company may not indemnify an office holder nor enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any of the following:

           (1) a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

           (2) a breach by the office holder of his duty of care if the breach was done intentionally or recklessly;

           (3) any act or omission done with the intent to derive an illegal personal benefit; or

           (4)       any fine levied against the office holder.



         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under applicable law, the company may resolve to exempt in advance an office holder from all or part of his or her responsibility or liability for damages caused to the company due to a breach of such office holder's duty of care towards the company.

         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under applicable law, the company may indemnify an office holder with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such office holder in his or her capacity as an office holder of the company:

          (1) a monetary liability imposed on an office holder pursuant to a judgment in favor of another person, including a judgment imposed on such office holder in a settlement or in an arbitration decision that was approved by a court of law; and

          (2) reasonable legal expenses, including attorney's fees, which the office holder incurred or with which the office holder was charged by a court of law, in a proceeding brought against the office holder, by the company, on its behalf or by another person, or in a criminal prosecution in which the office holder was acquitted, or in a criminal prosecution in which the office holder was convicted of an offense that does not require proof of criminal intent.

         The foregoing indemnification may be provided by Retalix (a) retroactively and (b) as a commitment in advance to indemnify an office holder, provided that such commitment shall be limited to (i) such events that in the opinion of the board of directors can be foreseen at the time the undertaking to indemnify is provided, (ii) to the amounts that the board of directors deems reasonable under the circumstances, and (iii) a total amount of indemnification (for all persons Retalix has resolved to indemnify for the matters and in the circumstances described herein) not to exceed, in the aggregate, one quarter (25%) of Retalix's total shareholders equity at the time of the actual indemnification.

         The articles of association of Retalix provide that, subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, Retalix my enter into an agreement to insure an office holder for any responsibility or liability that may be imposed on such office holder in connection with an act performed by such office holder in his or her capacity as an office holder, with respect to each of the following:

         (1) violation of the duty of care of the officeholder towards Retalix or towards another person;

         (2) a breach of the fiduciary duty towards Retalix, provided, that the office holder acted in good faith and with reasonable grounds to assume that such action would not prejudice the benefit of Retalix; and

         (3) a financial obligations imposed on the office holder for the benefit of another person.

         The articles of association also provide that Retalix may not indemnify an office holder for, or procure insurance to cover, any of the following:

         (1) a breach of an office holder's fiduciary duty, except if such office holder acted in good faith and with reasonable grounds to assume that such action would not prejudice the benefit of Retalix;

         (2) a grossly negligent or intentional violation of an office holder's duty of care;

         (3)      an action intended to reap a personal gain illegally; and

         (4)      a fine or ransom levied on an office holder.

         Retalix has purchased directors' and officers' liability insurance which will cover certain of the matters for which the office holders are indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.        Description
4.1                Second 1998 Share Option Plan, as amended.
4.2 *              Form of Share Option Agreement.
4.3**              Articles of Association, adopted May 10, 2001.
5.1                Opinion of  Goldfarb,  Levy,  Eran & Co.  with  respect to the  legality of the  securities  being registered.
23.1               Consent of Kesselman & Kesselman, Independent Auditors.
23.2               Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit
                   5. 1).
24.1               Powers of Attorney (included on the signature page to this
                   Registration Statement).
------------

* Incorporated herein by reference to Exhibit 4.2 filed with Retalix's Registration Statement on Form S-8 on January 22, 1999.
** Incorporated herein by reference to Exhibit 4.3 filed with Retalix's Registration Statement on Form S-8 on December 28, 2001.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       S-2
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raanana, State of Israel, on the 21st day of October, 2003.

                                  RETALIX LTD.


                                         By: /s/ Barry Shaked
                                          --------------------
                                          Barry Shaked, Chairman of the Board
                                         (Principal Executive Officer), Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry Shaked and Danny Moshaioff, or either of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                                        TITLE                                 DATE

/s/ Barry Shaked
Barry Shaked                                Chairman of the Board                                October 21, 2003
                                            Principal Executive Officer, Director

/s/ Danny Moshaioff
Danny Moshaioff                             Chief Financial Officer                              October 21, 2003
                                            Principal Financial and Accounting Officer


________________________
Brian Cooper                                Director                                             October 21, 2003

/s/ Orly Eshkar
Orly Eshkar                                 Director                                             October 21, 2003

/s/ Ilan Horesh
Ilan Horesh                                 Director                                             October 21, 2003

/s/ Elli Streit
Elli Streit                                 Director                                             October 21, 2003

_________________________                                                                        October 21, 2003
Ian O'Reilly                                Director

/s/ Amnon Lipkin-Shahak                     Director                                             October 21, 2003
Amnon Lipkin-Shahak


Authorized Representative in the United States

RETALIX USA INC.


By : /s/ Barry Shaked
     ----------------
     Barry Shaked
     Chairman of the Board and Director

                                  EXHIBIT INDEX

Exhibit No.        Description
4.1                Second 1998 Share Option Plan, as amended.
4.2 *              Form of Share Option Agreement.
4.3 **             Articles of Association, adopted May 10, 2001.
5.1                Opinion of  Goldfarb,  Levy,  Eran & Co.  with  respect to the  legality of the  securities  being registered.
23.1               Consent of Kesselman & Kesselman, Independent Auditors.
23.2               Consent of Goldfarb, Levy, Eran & Co. (included in
                   Exhibit 5. 1).
24.1               Powers of Attorney (included on the signature page to this
                   Registration Statement).
-----------
* Incorporated herein by reference to Exhibit 4.2 filed with Retalix's Registration Statement on Form S-8 on January 22, 1999.
** Incorporated herein by reference to Exhibit 4.3 filed with Retalix's Registration Statement on Form S-8 on December 28, 2001.

                                   Exhibit 4.1


                                  RETALIX LTD.

                    SECOND 1998 SHARE OPTION PLAN, AS AMENDED


         1. Purposes of the Plan. The purposes of this Share Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

                  (b) "Applicable Laws" means the requirements relating to the administration of share option plans under Israeli corporate and securities laws, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                  (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.


                  (f) "Company" means Retalix Ltd., a corporation incorporated under the laws of the State of Israel.

                  (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

                  (h) "Director" means a member of the Board of Directors of the Company.

                  (i) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means, as of any date, the value of a Share determined as follows:

                           (i) If the Shares are listed on the Nasdaq National
Market or The Nasdaq SmallCap Market of The Nasdaq
Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Shares are listed on the Tel Aviv Stock
Exchange, but are not traded on the Nasdaq National
Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in Globes, HaAretz or such other source as the Administrator deems reliable;

                           (iii) If the Shares are regularly quoted by a
recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

                           (iv) In the absence of an established market for the
Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (p) "Option" means a share option granted pursuant to the Plan.

                  (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

                  (r) "Optioned Shares" means the Shares subject to an Option.

                  (s) "Optionee" means the holder of an outstanding Option granted under the Plan.

                  (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.


                  (u) "Plan" means this Second Share Option Plan.

                  (v) "Service Provider" means an Employee, Director or Consultant.

                  (w) "Share" means one of the Company's Ordinary Shares having a nominal value of 1.00 NIS, as adjusted in accordance with Section 11 below.

                  (x)      "Subsidiary"  means  a  "subsidiary   corporation,"
whether now or hereafter existing, as defined in Section 424(f) of the Code.



         3. Shares Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 5,000,000 Shares. The Shares may be authorized, but unissued, or reacquired.

            If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. Administration of the Plan.

                  (a) Procedure.

                           (i) Multiple Administrative Bodies. The Plan may be
administered by different Committees with respect to different groups of Service Providers.

                           (ii) Section 162(m). To the extent that the
Administrator determines it to be desirable to qualify
Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.
                           (iii) Other Administration. Other than as provided
above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value;

                           (ii) to select the Service Providers to whom Options
may from time to time be granted hereunder;

                           (iii) to determine the number of Shares to be covered
by each such award granted hereunder;

                           (iv) to approve forms of agreement for use under the
Plan;

                           (v) to determine the terms and conditions of any
Option granted hereunder;

                           (vi) to determine whether and under what
circumstances an Option may be settled in cash under subsection 9(e) instead of Shares;

                           (vii) to prescribe, amend and rescind rules and
regulations relating to the Plan;

                           (viii) to construe and interpret the terms of the
Plan and awards granted pursuant to the Plan.

                  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

         5. Eligibility.

                  (a) Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

                  (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (c) The Plan shall not confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

                  (d) The following limitations shall apply to grants of
Options:

                           (i) No Service Provider shall be granted, in any
fiscal year of the Company, Options to purchase more than 500,000 Shares.

                           (ii) However, in connection with his or her initial
service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

                           (iii) The foregoing limitations shall be adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 11.

                           (iv) If an Option is cancelled in the same fiscal
year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

         6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

         7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof.

In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

                  (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                           (i) In the case of an Incentive Stock Option

                                    (A) granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                    (B) granted to any Employee other than an
Employee described in the preceding subparagraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                           (ii)     In the case of a Nonstatutory  Stock Option
the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant and be determined by the Administrator.

                           (iii) Notwithstanding the foregoing, Options may be
granted with a per Share exercise price (other than as required above) of less than 100% of Fair Market Value on the date of grant pursuant to a merger or other corporate transaction.

                  (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. To the extent that the consideration paid for the Shares is denominated in a currency other than New Israeli Shekels, the exchange rate to be used to obtain a New Israeli Shekel value of such consideration shall be the noon buying rate as reported by the Federal Reserve Bank of New York (expressed in shekels per unit of non-Israeli currency) on the date of grant of the Option. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise
(in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

                      Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time (of at least fourteen (14) days) as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                  (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Adjustments Upon Changes in Capitalization or Merger.

                  (a) Changes in Capitalization. In the event the Shares shall be subdivided or combined into a greater or smaller number of Shares or if, upon a reorganization, recapitalization or the like, the Shares shall be exchanged for other securities of the Company, each Optionee shall be entitled, subject to the conditions herein stated, to purchase such number of Shares or amount of other securities of the Company as were exchangeable for the number of Shares of the Company which such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

                     In the event that the Company shall issue any of its Shares or other securities as bonus shares or a stock dividend upon or with respect to any Shares which shall at the time be subject to an Option hereunder, each Optionee upon exercising such Option shall be entitled to receive (for the purchase price payable upon such exercise), the Shares as to which he or she is exercising such Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares or stock dividend were declared, and such amount of Shares (and the amount in lieu of fractional Shares) as is equal to the Shares which he would have received had he been the holder of the Shares as to which he is exercising his Option at all times between the date of the granting of such Option and the date of its exercise.

         Upon the occurrence of any of the foregoing events, the class and aggregate number of Shares or other securities issuable pursuant to the Plan, in respect of which Options have not yet been granted, shall also be appropriately adjusted to reflect the events specified above. If the Company offers the holders of the Shares, or of any other class of security for which the Options are then exerciseable, rights to purchase securities of the Company, then the Company shall offer the same rights to the Optionees as if they had exercised their Options on the record date with respect to such rights offering.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                  (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Option shall terminate as of the closing of the merger or sale of assets. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Optioned Share immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely ordinary shares (or their equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely ordinary shares (or their equivalent) of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Ordinary Shares in the merger or sale of assets.

         12. Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

         13. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

                  (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment and of any grant of Options thereunder to the extent necessary and desirable to comply with Applicable Laws.

                  (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

         14. Conditions Upon Issuance of Shares.

                  (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         15. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                   Exhibit 5.1

                           GOLDFARB, LEVY, ERAN & CO.

                                                            October 22, 2003

Retalix Ltd.
10 Zarhin Street
Raanana, 43000
Israel


Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Retalix Ltd. (the "Company"), relating to 800,000 of the Company's Ordinary Shares, NIS 1.00 nominal value per share, to be issued upon the exercise of share options granted under the Second 1998 Share Option Plan (the "Plan").

         We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

         As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the shares pursuant to the Plan pursuant to Israeli law, and that the shares being registered pursuant to the Registration Statement, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                Very truly yours,

                                                /s/ Goldfarb, Levy, Eran & Co.
                                                ------------------------------
                                                Goldfarb, Levy, Eran & Co.

                                  Exhibit 23.1

             Consent of Kesselman & Kesselman, Independent Auditors


                                    Kesselman & Kesselman
                                    Certified   Public   Accountants (Isr.)
                                    Trade Tower, 25 Hamered Street
                                    Tel Aviv 68125 Israel
                                    P.O  Box  452  Tel  Aviv   61003
                                    Israel
                                    Telephone +972-3-7954555
                                    Facsimile +972-3-7954556


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of Retalix Ltd. on Form S-8 of our report dated February 12, 2003, appearing in the Annual Repot on Form 20-F of Retalix Ltd. for the year ended December 31, 2002.








                                            /s/ Kesselman & Kesselman
                                            -------------------------
Tel Aviv, Israel                            Kesselman & Kesselman
    October 22, 2003                        Certified Public Accountant (Isr.)